As filed with the Securities and Exchange Commission on June 14, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SEQUENOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0365889
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court

San Diego, California 92121-1121

(858) 202-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry Stylli

President and Chief Executive Officer

SEQUENOM, Inc.

3595 John Hopkins Court

San Diego, California 92121-1121

(858) 202-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Bradley Peck, Esq. J. Patrick Loofbourrow, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-9109 Telephone: (858) 550-6000	Clarke Neumann Vice President and General Counsel SEQUENOM, Inc. 3595 John Hopkins Court San Diego, California 92121-1121 Telephone: (858) 202-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	19,999,998	$1.75	$34,999,997	$3,745
Common Stock, $0.001 par value per share issuable upon exercise of warrants	12,866,665	$1.75	$22,516,664	$2,410
Total	32,866,663	$1.75	$57,516,661	$6,155

(1)	Based upon the estimated maximum number of shares of common stock that may be sold by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of the registrant’s common stock as may hereafter be issued or issuable with respect to the shares registered hereby as a result of any stock split, stock dividend, recapitalization or similar event.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s common stock on June 9, 2006, as reported on The Nasdaq National Market, which was $1.75.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the registrant is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2006

PROSPECTUS

32,866,663 Shares

SEQUENOM, INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 32,866,663 shares of our common stock, $0.001 par value per share, which includes 19,999,998 shares of our common stock held by the selling stockholders listed on pages 5-6 of this prospectus and 12,866,665 shares of our common stock issuable to the selling stockholders upon the exercise of warrants. The selling stockholders acquired the common stock and warrants to purchase common stock from us in a private placement that closed on June 6, 2006 and is more fully described on pages 5-6 of this prospectus under the heading “Selling Stockholders.” We will not receive any proceeds from the sale of the shares by the selling stockholders.

For a description of the plan of distribution of the shares, see page 8 of this prospectus.

Our common stock is listed on The Nasdaq National Market under the symbol “SQNM.” As a result of the 1-for-3 reverse stock split of our common stock effected on June 1, 2006, our common stock is currently trading under the symbol “SQNMD.” Trading will resume under the symbol “SQNM” at the open of market on June 30, 2006. On June 12, 2006, the last reported sale price for our common stock was $1.74 per share.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “ Risk Factors” in our most recent annual report on Form 10-K and in other documents we subsequently file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

The information contained in this prospectus is accurate only as of the date of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, information from other documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

Whenever we refer to “Sequenom,” “we,” “our” or “us” in this prospectus, we mean Sequenom, Inc., unless the context indicates otherwise.

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PROSPECTUS SUMMARY

This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors appearing under “Risk Factors” and elsewhere in this prospectus. The following summary does not contain all the information that may be important to you. You should read the entire prospectus, including the financial statements and other information incorporated by reference in this prospectus before making an investment decision.

Sequenom, Inc

We are a genetics company committed to providing the best genetic analysis products and services that translate genomic science into superior solutions for non-invasive prenatal testing, biomedical research, molecular medicine and agricultural markets. Our proprietary MassARRAY® system, comprised of hardware, software applications, and consumable chips and reagents, is a high performance nucleic acid analysis platform that efficiently and precisely measures genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts. The Company has exclusively licensed intellectual property rights for the development and commercialization of non-invasive prenatal genetic tests for use with the MassARRAY system and other platforms. Our research and development efforts are committed to producing new and improved applications for our MassARRAY system that will deliver greater system versatility and also reduce the cost per data point generated. Our research and development efforts are also directed to the development of diagnostic tests, particularly non-invasive prenatal diagnostics, for use on the MassARRAY system and potentially other platforms.

We were incorporated in 1994 under the laws of the State of Delaware. Our principal executive offices are located at 3595 John Hopkins Court, San Diego, CA, 92121. Our telephone number is (858) 202-9000, and our website is http://www.sequenom.com. Information contained in our website is not incorporated by reference into and does not constitute part of this prospectus. SEQUENOM®, SpectroCHIP®, and MassARRAY® are registered trademarks and iPLEX™ is a trademark of SEQUENOM, Inc. This prospectus also includes trademarks and trade names owned by other parties, and these trademarks and trade names are the property of their respective owners. Use or display by us of other parties’ trademarks, trade names or products in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of, us by the trademark or trade names owners.

The Offering

Common stock to be offered by the selling stockholders	32,866,663 shares

Common stock outstanding as of June 7, 2006	33,416,576 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus

Nasdaq National Market symbol	SQNM (1)

(1)	As a result of the 1-for-3 reverse split of our common stock effected on June 1, 2006, our common stock is currently trading under the symbol “SQNMD.” Trading will resume under the symbol “SQNM” at the open of market on June 30, 2006.

RISK FACTORS

Investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including those described in our Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 2006, as filed with the SEC on May 15, 2006. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, financial condition or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We discuss these risks in greater detail under the heading “Risk Factors” in our SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The proceeds from the sale of the common stock offered pursuant to this prospectus, including from the sale of the shares of our common stock issued upon exercise of the warrants, are solely for the accounts of the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants, and reasonable fees and expenses of counsel to the selling stockholders not to exceed an aggregate of $25,000 per registration.

A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise for cash of the warrants, the selling stockholders will pay us the exercise price of the warrants. The cash exercise price of the warrants is $2.10 per share of our common stock for all warrants other than the warrant to purchase 866,666 shares of our common stock issued to Oppenheimer & Co. Inc., which has an exercise price of $2.52 per share. The warrants are also exercisable on a cashless basis. We will not receive any cash payment from the selling stockholders upon any exercise of the warrants on a cashless basis.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock that have been sold to the selling stockholders identified below or that may be issued upon exercise of the warrants that have been issued to the selling stockholders identified below. Pursuant to a securities purchase agreement dated as of March 30, 2006 among us and the selling stockholders (the “Purchase Agreement”), we issued and sold, for an aggregate purchase price of $33.0 million:

•	an aggregate of 19,999,998 shares of our common stock; and

•	warrants to purchase an aggregate of 11,999,999 shares of our common stock at an exercise price of $2.10 per share, which warrants became exercisable on the date of issuance and expire 7 years from the date of issuance.

In addition, we issued to Oppenheimer & Co. Inc. (“Oppenheimer”), the placement agent in our private placement, a warrant to purchase 866,666 shares of our common stock at an exercise price of $2.52 per share, which warrant became exercisable on the date of issuance and expire 5 years from the date of issuance. This warrant was issued pursuant to a placement agent agreement dated as of October 11, 2005, as amended, between us and Oppenheimer. We agreed to include the shares underlying the warrants issued to Oppenheimer in this prospectus. Oppenheimer was also paid $1,980,000 as a fee for its services to us in connection with the private placement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock and the warrant shares issued to the selling stockholders under the Purchase Agreement and the shares of common stock issuable upon exercise of the warrant issued to Oppenheimer, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Purchase Agreement as well as Oppenheimer.

Pursuant to the terms of the warrants, if certain changes occur to our capitalization, such as a stock split or stock dividend of the common stock, then the exercise price and number of shares issuable upon exercise of the warrants will be adjusted appropriately. Pursuant to the terms of the warrants issued under the Purchase Agreement, in the event that we issue additional shares of our common stock in certain non-exempt transactions for a price less than the exercise price per share under such warrants, then the exercise price will be adjusted downward based on a broad-based weighted average formula provided in the warrants. The warrant held by LB I Group Inc. contains a provision limiting the number of shares of common stock that may be acquired upon the exercise of such warrants such that the total number of shares of our common stock beneficially owned by the holder of the warrant, together with such holder’s affiliates, does not exceed 9.99% of the total number of shares of common stock outstanding. This restriction may be waived by the holder of the warrant upon not less than 61 days’ notice to us.

We are registering the above-referenced shares of our common stock to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares, or the interests therein, in the manner contemplated under the “Plan of Distribution.”

The table below presents information regarding the selling stockholders and the shares of our common stock that they may offer and sell from time to time under this prospectus. The shares of common stock covered, as to their resale, under this prospectus include shares of common stock sold under the Purchase Agreement and shares of common stock that are issuable upon exercise of warrants issued to the selling stockholders. Other than in connection with the Purchase Agreement, and in the case of Oppenheimer, in connection with its services to us as placement agent in the private placement, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates.

This table is prepared based in part on information supplied to us by the selling stockholders identified below as of June 7, 2006. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus, and assumes the exercise of all the warrants for common stock held by the selling stockholders. In addition, the table assumes that the selling stockholders sell all of such shares. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. We do not know how long the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered (2)	Shares Beneficially Owned After Offering (1)
Selling Stockholders	Number	Percent		Number	Percent
ComVest Investment Partners II LLC (3)	10,181,817	27.3%	10,181,817	—	*	%
LB I Group Inc. (4)	7,272,726	20.1%	7,272,726	—	*	%
Pequot Private Equity Fund IV, L.P. (5)	10,666,666	28.5%	10,666,666	—	*	%
Siemens Venture Capital GmbH (6)	3,878,788	11.1%	3,878,788	—	*	%
Oppenheimer & Co. Inc. (7)	866,666	2.5%	866,666	—	*	%

*	Less than 1%

(1)	Shares beneficially owned include shares of common stock and shares of common stock issuable upon exercise of warrants. Percentages are based on 33,416,576 shares of our common stock that were outstanding on June 7, 2006. In calculating the percentage for each selling stockholder, the shares of common stock issuable upon exercise of the warrants are treated as shares outstanding for that selling stockholder but are not treated as outstanding for any other person.

(2)	Number of shares being offered includes an aggregate of a maximum of 12,866,665 shares of common stock issuable upon exercise of warrants (assuming no cashless exercise).

(3)	Number of shares being offered includes 3,818,181 shares of common stock issuable upon exercise of warrants received pursuant to the Purchase Agreement (assuming no cashless exercise). ComVest Investment Partners II LLC, a Delaware limited liability company (“ComVest”) is a private investment company. The managing member of ComVest is ComVest II Partners LLC, a Delaware limited liability company (“ComVest II Partners”), the managing member of which is ComVest Group Holdings, LLC, a Delaware limited liability company (“CGH”). Michael Falk (“Falk”) is the Chairman and principal member of CGH. Robert Priddy (“Priddy”) is a member of ComVest II Partners. Falk and Priddy, by virtue of their status as managing members of ComVest II Partners (the managing member of ComVest) and as the principal members of ComVest and ComVest II Partners, may be deemed to have indirect beneficial ownership of the shares of common stock beneficially owned by ComVest. However, Falk and Priddy disclaim any beneficial ownership of such shares. Larry Lenig, an employee of ComVest, is one of our directors. Number of shares being offered does not include the beneficial interest, if any, in 40,000 shares of common stock underlying options granted to Mr. Lenig.

(4)	Number of shares being offered includes 2,727,272 shares of common stock issuable upon exercise of warrants received pursuant to the Purchase Agreement (assuming no cashless exercise). LB I Group Inc. is a wholly owned subsidiary of Lehman Brothers Inc., a registered broker-dealer. Lehman Brothers Inc. is a wholly owned subsidiary of Lehman Brothers Holdings Inc., a public reporting company. LB I Group Inc. has represented to us that it has acquired the warrants and the shares being registered hereunder in the ordinary course of business and at the time of acquisition of such warrants and shares, had no agreements or understandings, directly or indirectly, with any other person to distribute such warrants or shares.

(5)

Number of shares being offered includes 4,000,000 shares of common stock issuable upon exercise of warrants received pursuant to the Purchase Agreement (assuming no cashless exercise). Pequot Capital Management, Inc. (“PCMI”) is an investment adviser registered under Section 203 of the Investment

Advisers Act of 1940, is the investment adviser/manager of Pequot Private Equity Fund IV, L.P. and exercises sole voting and dispositive power over all securities held by Pequot Private Equity Fund IV, L.P. Mr. Arthur J. Samberg is the executive officer, director and the controlling shareholder of PCMI. Pequot Private Equity Fund IV, L.P. and Mr. Samberg disclaim beneficial ownership of the shares, except to the extent of their pecuniary interest therein. PCMI has an affiliated limited purpose broker-dealer, registered under the Securities Exchange Act of 1934, as amended. Pequot Private Equity Fund IV, L.P., has represented to us that it has acquired the warrants and the shares being registered hereunder in the ordinary course of business and at the time of acquisition of such warrants and shares, had no agreements or understandings, directly or indirectly, with any other person to distribute such warrants or shares. Patrick G. Enright, an employee of PCMI, is one of our directors and disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein, if any. Number of shares being offered does not include the beneficial interest, if any, in 40,000 shares of common stock underlying options granted to Mr. Enright.

(6)	Number of shares being offered includes 1,454,546 shares of common stock issuable upon exercise of warrants received pursuant to the Purchase Agreement (assuming no cashless exercise). Siemens Venture Capital GmbH, a company with limited liability organized under the laws of the Federal Republic of Germany, is a wholly owned subsidiary of Siemens Aktiengesellschaft, a public reporting stock corporation organized under the laws of the Federal Republic of Germany. Siemens Venture Capital GmbH has represented to us that it has acquired the warrants and the shares being registered hereunder in the ordinary course of business and at the time of acquisition of such warrants and shares, had no agreements or understandings, directly or indirectly, with any other person to distribute such warrants or shares.

(7)	Number of shares being offered consists of 866,666 shares of common stock issuable upon exercise of a warrant (assuming no cashless exercise) issued to Oppenheimer as the placement agent in connection with the closing under the Purchase Agreement. Oppenheimer is a broker-dealer. Mr. Albert Lowenthal exercises voting and investment authority with respect to the shares of common stock beneficially owned by Oppenheimer, but he disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, automated interdealer quotation system, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the securities using one or more, or a combination of the following methods:

•	on The Nasdaq National Market (or any other exchange or automated quotation system on which the shares may be listed);

•	on the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker or dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424(b) or under any applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with distributions of the shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which institutions may, in turn, engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of our common stock short and redeliver these shares to close out the selling stockholders’ short positions provided the selling stockholders have met their prospectus delivery obligations at the time of the short sale. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that may in turn sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement that includes this prospectus. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the warrants and shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the warrants and shares of common stock being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such warrants or shares of common stock. To our knowledge, none of the selling stockholders received any securities as underwriting compensation, except for the warrant to purchase an aggregate of 866,666 shares of our common stock issued to Oppenheimer & Co. Inc. as compensation for acting as the placement agent in connection with the issuance of our common stock.

We will bear substantially all of the costs, expenses and fees in connection with the registration of the shares of common stock, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares, which will be borne by the selling stockholder selling such shares of common stock. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the shares by such selling stockholders.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed with each selling stockholder to keep the registration statement of which this prospectus constitutes a part effective with respect to its shares of our common stock until the earlier of (1) the second anniversary of the date the registration statement becomes effective, (2) the date on which all shares purchased from us, or issuable upon exercise of warrants acquired from us, by such selling stockholders are sold pursuant to any registration statement filed by us with the SEC or pursuant to Rule 144 or any other exemption of the Securities Act, or (3) the date on which all such shares purchased from us, or issuable upon exercise of warrants acquired from us, by such selling stockholders may be sold in open market transactions pursuant to Rule 144(k) promulgated thereunder (or any successor thereto).

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered for resale hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered for resale by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. You also can find our SEC filings at the SEC’s website at www.sec.gov. We maintain a website at www.sequenom.com.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the effectiveness of the registration statement:

(i)	Our annual report on Form 10-K for the year ended December 31, 2005, including all material incorporated by reference therein;

(ii)	Our quarterly report on Form 10-Q for the quarter ended March 31, 2006, including all material incorporated by reference therein;

(iii)	Our Current Reports on Form 8-K filed on January 23, 2006, March 21, 2006, March 28, 2006, April 3, 2006, April 10, 2006, April 27, 2006, May 26, 2006 and June 6, 2006;

(iv)	Our Definitive Proxy Statement on Schedule 14A for our 2006 annual meeting of stockholders filed on April 24, 2006; and

(v)	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 25, 2000.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus without charge by requesting them from us by telephone or in writing at the following address: Investor Relations, Sequenom, Inc., 3595 Johns Hopkins Court, San Diego, California 92121 or by telephone at (858) 202-9000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities Exchange Commission registration fee.

Securities Exchange Commission registration fee	$6,155
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Miscellaneous	13,845

Total	$60,000

Item 15. Indemnification of Officers and Directors

Under Section 145 of the Delaware General Corporation Law, or the DGCL, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The Registrant’s Restated Certificate of Incorporation and Restated Bylaws, as amended, include provisions that (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide the Registrant with the power, in its discretion, to indemnify its other officers, employees and other agents as set forth in the DGCL or other applicable law. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions of its Restated Certificate of Incorporation and Restated Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The Registrant has entered into indemnification agreements with each of its current directors and officers pursuant to the foregoing provisions. The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant (1)

4.2	Restated Bylaws, as amended, of the Registrant (1)

4.1	Specimen common stock certificate (1)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Commission on June 6, 2006.

Item 17. Undertakings

A. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(a) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses field in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 14th day of June, 2006.

SEQUENOM, INC.

By:	/s/ HARRY STYLLI
Harry Stylli, Ph.D. President, Chief Executive Officer and Director

By:	/s/ JOHN SHARP
John Sharp Vice President, Finance and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Stylli and John Sharp, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HARRY STYLLI Harry Stylli, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 14, 2006

/s/ JOHN SHARP John Sharp	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	June 14, 2006

/s/ CHARLES R. CANTOR Charles R. Cantor, Ph.D.	Chief Scientific Officer and Director	June 14, 2006

/s/ HARRY F. HIXSON, JR. Harry F. Hixson, Jr., Ph.D.	Chairman of the Board of Directors	June 14, 2006

/s/ ERNST-GUNTER AFTING Ernst-Gunter Afting, Ph.D., M.D.	Director	June 14, 2006

Signature	Title	Date

/s/ RONALD M. LINDSAY Ronald M. Lindsay, Ph.D.	Director	June 14, 2006

/s/ PATRICK G. ENRIGHT Patrick G. Enright	Director	June 14, 2006

/s/ LARRY E. LENIG Larry E. Lenig, Jr.	Director	June 14, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant (1)

4.2	Restated Bylaws, as amended, of the Registrant (1)

4.1	Specimen common stock certificate (1)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the Registrant’s current report on Form 8-K filed with the Commission on June 6, 2006.